ALLIOTT AGCA, Inc. Certified Public Accountants
Member of Alliott Group, a worldwide alliance of independent firms
411 E. Huntington Drive, Suite 308, Arcadia, CA 91006 • Website: www.agcacpa.com
• Phone: (626) 446-4000 • Fax: (626) 446-4002 • E-mail: info@agcacpa.com

July 19, 2010

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sirs:

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

We have read the statements made by Kiwa Bio-Tech Products Group Corporation which were provided to us and which we understand will be filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company's Current Report on Form 8-K dated July 19, 2010, regarding the change in certifying accountant.

We agree with the statements concerning our firm in such Current Report on Form 8-K

Very truly yours

AGCA, Inc.

**Member:**
American Institute of Certified Public Accountants
California Society of Certified Public Accountants

**Registered:**
Public Company Accounting Oversight Board